CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-152910 on Form N-2 of our report dated February 19, 2010 relating to the financial statements of Green Energy & Growth Fund, Inc. (formerly National Renewable Energy Investment Fund, Inc.) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Prospectus and Statement of Additional Information.

/s/ Deloitte & Touche LLP

Des Moines, Iowa

February 19, 2010